UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 17, 2024

TANGER INC.

_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to Vote of Security Holders.
On May 17, 2024, the Company held its 2024 Annual Meeting. The first matter on which the common shareholders voted was the election of nine directors to serve until the next Annual Meeting of Shareholders. The results of the voting are as shown below:

Name of Nominee	Votes For	Votes Against	Abstain	Non-Votes
Jeffrey B. Citrin	84,454,191	347,777	48,630	12,023,814
David B. Henry	82,493,277	2,308,289	49,032	12,023,814
Sandeep L. Mathrani	84,431,214	365,242	54,142	12,023,814
Thomas J. Reddin	81,444,103	3,357,050	49,445	12,023,814
Bridget M. Ryan-Berman	81,542,087	3,258,969	49,542	12,023,814
Susan E. Skerritt	84,294,612	507,774	48,212	12,023,814
Steven B. Tanger	82,795,345	2,005,950	49,303	12,023,814
Luis A. Ubiñas	68,558,595	16,238,349	53,654	12,023,814
Stephen J. Yalof	84,287,130	518,980	44,488	12,023,814
The second matter on which the common shareholders voted was the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Non-Votes
96,063,411	731,464	79,537	—
The third matter on which the common shareholders voted was the approval, on an advisory (non-binding) basis, of named executive officer compensation. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Non-Votes
81,920,320	2,728,221	202,057	12,023,814
Based on the foregoing votes, each of the nominees named above was elected as a director, and matters two and three were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2024

TANGER INC.

By:	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer (Principal Financial Officer)